EXHIBIT 1.01

Visteon Corporation
Conflict Minerals Report
For the Year Ended December 31, 2019

This report is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”). The Rule was adopted by the Securities and Exchange Commission (the “SEC”) to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”). These requirements apply to SEC registrants regardless of the geographic origin of the tin, tantalum, tungsten and gold (3TG), and whether or not they fund armed conflict. If the registrant has reason to believe that any of the 3TG contained in its products may have originated from the Democratic Republic of the Congo (DRC) or an adjoining country (Covered Country), or is unable to determine the country of origin of their 3TG, the registrant is required to submit a conflict minerals report which includes a description of the measures it took to exercise due diligence on the source and chain of custody of its 3TG.
Company and Product Overview
Visteon Corporation (the "Company" or "Visteon") and its consolidated entities, is a global automotive supplier that designs, engineers and manufactures innovative cockpit electronics and connected car solutions for nearly every original equipment vehicle manufacturer. The Company's manufacturing and engineering footprint is principally located outside of the U.S., with a heavy concentration in low-cost geographic regions. The Company's cockpit electronics business is one of the broadest portfolios in the industry and includes instrument clusters, information displays, audio and infotainment systems, head-up displays, SmartCore™ cockpit domain controllers, vehicle connectivity, and the DriveCore™ autonomous driving platform. Based on product assessments, a significant percentage of each product group contains one or more 3TG mineral. In most cases, Visteon does not directly source the chemical or mineral content of its products and therefore must conduct inquiries that trace back through its supply chain to confirm the exact origin of those minerals.
Reasonable Country of Origin Inquiry
We conducted our country of origin inquiry in good faith, and we believe that such inquiry was reasonable to allow us to make our determination regarding the country of origin of the 3TG in our products.  After reviewing the results of our reasonable country of origin inquiry, we determined that we had reason to believe that some of the 3TG necessary for the functionality or production of our products may have originated in the DRC or Covered Countries during 2019, all within the meaning of the Rule.

Visteon is supported by a complex and multi-tiered supply chain primarily located outside of the U.S., with many entities based in foreign countries. Visteon conducted an extensive survey that contained questions about the supply chain’s use and origin of all 3TG contained in its products at a company level. Further, the inquiry requested specific information about the smelters or refiners who directly purchase the 3TG content in their supply chain, their company’s conflict minerals policy, and specific due diligence measures. The tools used to conduct this survey were the Responsible Mineral Initiative’s (RMI) Conflict Minerals Reporting Template (CMRT) and the iPoint Conflict Minerals Platform (iPCMP).

The Company’s terms and conditions require compliance with all applicable laws, company policies, and customer requirements. Additionally, Visteon has actively communicated with its global supply chain to inform, educate, and set expectations for the responsible sourcing of all 3TG content.

•Information – Visteon communicated in multiple languages with each identified supplier regarding the SEC Rule, OECD Due Diligence Guidance, Visteon’s conflict minerals policy located at http://www.visteon.com/company/csr/ethics.html, which included the cascade and reasonable enforcement of the Responsible Minerals Assurance Process (RMAP) and the current reporting requirements
•Education – Visteon included training resources in its supplier communication package as well as detailed assessments and action plans for individual suppliers based on the specific smelter data provided by their companies
•Expectations – Visteon communicated with each identified supplier regarding the necessary due diligence efforts to submit a complete and valid report which included:

◦The identification of any 3TG minerals that were intentionally added or necessary to the functionality of their supplied products
◦The identification of smelters or refiners who process those minerals
◦The determination of whether any 3TG mineral originated or may have originated from a Covered Country
◦The mine country location of any 3TG minerals
◦Improvements in the data completeness and validity of smelter or refiner lists for each metal as compared with the previous reporting year, including supply chain response percentages

Design of Due Diligence

Visteon’s due diligence process has been designed to conform to the internationally recognized framework in the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict Affected and High-Risk Areas (the “OECD Due Diligence Guidance”).

Due Diligence Measures Performed

Management Systems

Visteon has established an internal management team to oversee its conflict minerals compliance activities. The management team includes managers and executives from legal and compliance, purchasing, sales and corporate communications. The core management team is tasked with developing the company’s conflict minerals compliance program, operating procedure, policy and strategy. Additionally, Visteon has staffed an extended team of highly trained analysts supporting supply chain engagement and due diligence analysis. Visteon’s senior leaders and audit committee members are updated on a regular basis of the program’s progress and status.

Grievance Mechanism

The employees involved with intake and grievance resolution have been adequately trained on conflict minerals and related concerns. Visteon provides both employees and the public the ability to contact Visteon through its ethics website or hotline at www.visteon.ethicspoint.com or 1-855-266-7041. Visteon’s policy regarding conflict minerals can be found at http://www.visteon.com/company/csr/ethics.html.

Identification of Risks in the Supply Chain

The incoming data was assessed by Visteon’s due diligence team who is trained in the fundamentals of the Rule and all relevant guidance available through the SEC, the OECD, industry and trade associations and Visteon’s internal operating procedures, including those related to conflict minerals and trade compliance. All data was assessed using a standardized format and the latest available data analysis tools from the Responsible Minerals Initiative which provides individual smelter and refiner information regarding the sourcing of 3TG from conflict-free mine locations. Detailed records and metrics were kept on all incoming survey responses and all supplier communication. Among its objectives, Visteon focused on assessing the clear understanding of the requirements by its supply chain as well as year-over-year improvements in the completeness and validity of the smelter or refiner data submitted and the improvement in the number of smelters and refiners confirmed as conflict-free.

Suppliers who have responded in Visteon’s requested format are monitored by the Company’s due diligence team to analyze the gaps and risks in each supplier’s response. Those suppliers were further engaged by the due diligence team and were provided with a complete assessment of their reported smelter or refiner data using the latest tools available to members of the RMI. The assessment provides the supplier with a detailed analysis of the smelters and refiners that they reported to Visteon and their latest progress toward becoming certified as conflict-free.

Strategy to Respond to Risks in the Supply Chain

Visteon supports and is an active member of the Responsible Minerals Initiative which facilitates cross-industry efforts to audit and certify all known smelters and refiners as conflict-free. The data on which we relied for certain statements in this declaration was obtained through our membership in the RMI using the information available for member “VIST.” Visteon’s risk assessment of its supply chain was based on extensive criteria, including the data which is available to members of the RMI about the conflict-free status of each smelter and refiner. Each direct supplier was assigned an internal risk rating associated with their understanding of the rule, completeness and validity of the reported smelter or refiner data, any provided country of origin information and the conflict-free status of their supply chain. Suppliers who did not respond in Visteon’s requested format were tracked and engaged by the company’s purchasing organization. In support of year-over-year improvements, suppliers were individually contacted by Visteon’s due diligence team regarding next-steps based on their company’s individual declarations of smelter or refiners not yet certified as conflict-free by the RMI. Additionally, Visteon continues its compliance with the applicable sanctions and export control laws of the United States of America, and the various countries where it does business.

Based on the combined supplier and RMI information obtained through Visteon’s due diligence efforts, Visteon directly engaged certain smelters and refiners reported by its supply chain based on the progress each entity was making toward becoming conflict-free. Certain smelters or refiners who were not found to be conflict-free or actively engaging with the RMI were contacted directly and encouraged to participate in the Responsible Minerals Assurance Process (RMAP) audit program.

Third Party Audit of Supply Chain Due Diligence

Visteon supports smelter and refiner audits through the Responsible Minerals Assurance Process and its RMI membership. Additionally, the Company participates in various automotive industry and cross-industry initiatives dedicated to providing conflict mineral reporting and compliance solutions to the upstream supply chain. Some of the organizations include the Responsible Minerals Initiative (RMI) which has a cross-industry focus for achieving a world-wide conflict-free supply chain, the AIAG Responsible Materials Work Group (RMWG) which focuses on the specific conflict minerals needs of the automotive industry and its supply chain, various sub-groups of the AIAG-RMWG which focuses on the detailed issues related to achieving a conflict-free supply chain for automotive products, and the Conflict Minerals Cross-Industry Collaboration Group which shares best practices to address conflict minerals issues across multiple industries.

Annual Reporting on Supply Chain Due Diligence

Visteon’s Form SD and Conflict Minerals Report are filed annually with the SEC and a copy of the report, including the most recent list of known smelters and refiners is available on the company’s website at http://www.visteon.com/company/csr/ethics.html and also on the company’s website in the investors section under SEC filings at http://visteon.com/investors/sec.html.

Due Diligence Results

The result of Visteon’s RCOI and due diligence efforts have found no evidence that the 3TG contained in the company’s product supports armed conflict in the DRC or Covered Countries. The data reported from our direct suppliers as well as the smelters and refiners engaged by the Company is incomplete and will continue to be evaluated.

Due to the dynamic nature of Visteon’s supply chain, supplier engagement is on-going based on the individual assessments of the individual company by the due diligence team. Communication and next-steps, including escalation, are tracked on a company-by-company basis and include additional engagement by Visteon’s due diligence team as well as engagement of the supplier by the Company’s purchasing organization.

As part of Visteon’s reasonable country of origin inquiry, the Company requested its suppliers to disclose the mine location information for any smelter or refiner who was not certified as conflict-free through the RMI RMAP. Visteon has access to mine location information for all smelters or refiners who are certified as conflict-free through the RMAP. This is a benefit provided to subscribing members of the RMI.

Based on the data provided by our supply chain and the company’s own due diligence efforts, the known smelters and refiners as well as the known source countries for our 3TG are included at the end of this report.

Steps to be taken to Improve Due Diligence and Mitigate Risk

As Visteon enters its eighth year of its conflict mineral due diligence efforts, the following steps will be taken to improve due diligence and mitigate the risk that the necessary 3TG in our products may have benefitted armed groups in the DRC or Covered Countries:

•Continue to escalate any unresponsive suppliers through Visteon’s purchasing management
•Continue to engage with suppliers who have reported data to Visteon and provide detailed assessment and action plans for their data completeness, validity and the conflict-free status of their smelters and refiners
•Continue to monitor supplier performance to requested action plans and implement an escalation process for underperforming or unresponsive suppliers

•Continue membership and support of RMI and the AIAG Responsible Materials Work Group to maintain best practices and build leverage over the supply chain in line with the OECD Due Diligence Guidance.
•Directly engage with the known smelters in our supply chain to encourage participation in the Responsible Minerals Assurance Process.

3TG SMELTERS AND REFINERS AS REPORTED AT A COMPANY LEVEL BY SUPPLIERS TO VISTEON.

Smelter Identification Number	Smelter Name
CID000015	Advanced Chemical Company
CID000019	Aida Chemical Industries Co., Ltd.
CID000035	Allgemeine Gold-und Silberscheideanstalt A.G.
CID000041	Almalyk Mining and Metallurgical Complex (AMMC)
CID000058	AngloGold Ashanti Brazil
CID000077	Argor-Heraeus S.A.
CID000082	Amagasaki Factory, Hyogo Prefecture, Japan
CID000090	Asaka Riken Co., Ltd.
CID000103	ATAkulche
CID000113	Norddeutsche Affinererie AG
CID000128	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)
CID000157	Boliden AB
CID000176	C. Hafner GmbH + Co. KG
CID000180	Caridad
CID000185	Xstrata
CID000189	Cendres + M?taux SA
CID000197	Yunnan Copper Industry Co., Ltd.
CID000233	Chimet S.p.A.
CID000264	Chugai Mining
CID000343	Daye Non-Ferrous Metals Mining Ltd.
CID000359	Dosung metal
CID000362	Doduco
CID000401	Dowa Metals & Mining Co. Ltd
CID000425	Eco-System Recycling Co., Ltd. East Plant
CID000493	OJSC Novosibirsk Refinery
CID000522	Refinery of Seemine Gold Co., Ltd.
CID000651	Yantai NUS Safina tech environmental Refinery Co. Ltd.
CID000671	Hangzhou Fuchunjiang Smelting Co., Ltd.
CID000689	HeeSung Metal Ltd.
CID000694	Heimerle + Meule GmbH
CID000707	Heraeus Metals Hong Kong Ltd.
CID000711	Heraeus Precious Metals GmbH & Co. KG

CID000767	Hunan Chenzhou Mining Group Co., Ltd.
CID000773	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.
CID000778	HwaSeong CJ CO., LTD.
CID000801	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.
CID000807	Ishifuku Metal Industry Co., Ltd.
CID000814	Istanbul Gold Refinery
CID000823	Japan Mint
CID000855	Jiangxi Copper Co., Ltd.
CID000920	Johnson Matthey Inc.
CID000924	Johnson Matthey Limited
CID000927	JSC Ekaterinburg Non-Ferrous Metal Processing Plant
CID000929	JSC Uralelectromed
CID000937	Tamano Smelter
CID000956	Kazakhmys Smelting LLC
CID000957	Kazzinc
CID000969	Kennecott Utah Copper LLC
CID000981	Kojima Kagaku Yakuhin Co., Ltd
CID001029	Kyrgyzaltyn JSC
CID001032	L'azurde Company For Jewelry
CID001056	LinBao Gold Mining
CID001058	Lingbao Jinyuan Tonghui Refinery Co., Ltd.
CID001078	Refinery LS-Nikko Copper Inc.
CID001093	Luoyang Zijin Yinhui Gold Smelting
CID001113	Materion
CID001119	Matsuda Sangyo Co., Ltd.
CID001147	Metalor Technologies (Suzhou) Ltd.
CID001149	Metalor Technologies (Hong Kong) Ltd.
CID001152	Metalor Technologies (Singapore) Pte., Ltd.
CID001153	Metalor Technologies S.A.
CID001157	Metalor USA Refining Corporation
CID001161	Metalurgica Met-Mex Penoles S.A. De C.V.
CID001188	Mitsubishi Materials Corporation
CID001193	Mitsui Kinzoku Co., Ltd.
CID001204	Federal State Unitary Enterprise Moscow Special Processing Plant (FSUE MZSS)
CID001220	Nadir Metal Rafineri San. Ve Tic. A.S.
CID001236	Navoi Mining and Metallurgical Combinat
CID001259	Nihon Material Co., Ltd.
CID001325	Ohura Precious Metal Industry Co., Ltd.
CID001326	OJSC Krastsvetmet
CID001352	Produits Artistiques de Métaux
CID001362	Penglai Penggang Gold Industry Co., Ltd.

CID001386	Prioksky Plant of Non-Ferrous Metals
CID001397	PT Aneka Tambang (Persero) Tbk
CID001498	PX Précinox S.A.
CID001512	Rand Refinery (Pty) Ltd.
CID001534	Royal Canadian Mint
CID001546	Sabin Metal Corp.
CID001555	Samduck Precious Metals
CID001562	Samwon Metals Corp.
CID001585	SEMPSA Joyeria Plateria S.A.
CID001619	Shandong Tarzan Bio-Gold Industry Co., Ltd.
CID001622	zhaojinjinyinyelian
CID001736	Sichuan Tianze Precious Metals Co., Ltd.
CID001756	SOE Shyolkovsky Factory of Secondary Precious Metals
CID001761	Solar Applied Materials Technology Corp.
CID001798	SMM
CID001875	Tanaka Kikinzoku Kogyo K.K
CID001909	Great Wall Precious Metals Co,. LTD.
CID001916	Shandong middlings JinYe group Co., LTD
CID001938	Tokuriki Honten Co., Ltd.
CID001947	TongLing Nonferrous Metals Group Holdings Co., Ltd.
CID001955	Torecom
CID001977	Umicore Brasil Ltda.
CID001980	Umicore S.A. Business Unit Precious Metals Refining
CID001993	United Precious Metal Refining, Inc.
CID002003	Valcambi S.A.
CID002030	The Perth Mint
CID002100	Yamamoto Precious Metal Co., Ltd.
CID002129	Yokohama Metal Co., Ltd.
CID002224	Henan Zhongyuan Gold Smelter of Zhongjin Gold Corporation Limited
CID002243	Zijin Kuang Ye Refinery
CID002282	Morris and Watson
CID002312	Guangdong Jinding Gold Limited
CID002314	Umicore Precious Metals Thailand
CID002459	Geib Refining Corporation
CID002509	MMTC-PAMP India Pvt., Ltd.
CID002511	Kombinat Gorniczo Hutniczy Miedz Polska Miedz S.A.
CID002515	Fidelity Printers and Refiners Ltd.
CID002516	Singway Technology Co., Ltd.
CID002525	Shandong Humon Smelting Co., Ltd.
CID002560	Al Etihad Gold Refinery DMCC
CID002561	Emirates Gold DMCC
CID002562	International Precious Metal Refiners
CID002563	Kaloti Precious Metals

CID002567	Sudan Gold Refinery
CID002580	T.C.A S.p.A
CID002582	Remondis Argentia B.V.
CID002584	Fujairah Gold FZC
CID002587	Tony Goetz NV
CID002605	Korea Zinc Co., Ltd.
CID002606	Marsam Metals
CID002615	TOO Tau-Ken-Altyn
CID002708	Abington Reldan Metals, LLC
CID002761	SAAMP
CID002762	L'Orfebre S.A.
CID002763	8853 S.p.A.
CID002765	Italpreziosi
CID002777	SAXONIA Edelmetalle GmbH
CID002778	WIELAND Edelmetalle GmbH
CID002779	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH
CID002850	AU Traders and Refiners
CID002852	GCC Gujrat Gold Centre Pvt. Ltd.
CID002853	Sai Refinery
CID002857	Modeltech Sdn Bhd
CID002863	Bangalore Refinery Pvt Ltd
CID002865	Kyshtym Copper-Electrolytic Plant ZAO
CID002867	DEGUSSA
CID002872	Pease & Curren
CID002918	SungEel HiTech
CID002919	Planta Recuperadora de Metales SpA
CID002973	Safimet S.p.A
CID003153	State Research Institute Center for Physical Sciences and Technology
CID003185	African Gold Refinery
CID003189	NH Recytech Company
CID003195	DS PRETECH Co., Ltd.
CID003324	QG Refining, LLC
CID003348	Dijllah Gold Refinery FZC
CID003382	CGR Metalloys Pvt Ltd.
CID003383	Sovereign Metals
CID000092	Asaka Riken Co., Ltd.
CID000211	Changsha Southern
CID000291	Conghua Tantalum and Niobium Smeltry
CID000456	Exotech Inc.
CID000460	F & X
CID000616	Guangdong Zhiyuan New Material Co., Ltd.
CID000914	JiuJiang JinXin Nonferrous Metals Co., Ltd.

CID000917	Jiujiang Nonferrous Metals Smelting Company Limited
CID001076	LSM Brasil S.A.
CID001163	Metallurgical Products India Pvt., Ltd.
CID001175	Mineracao Taboca SA
CID001192	Mitsui Mining and Smelting Co., Ltd.
CID001200	NPM Silmet AS
CID001277	Ningxia Non-Ferrous Metal Smeltery
CID001508	QuantumClean
CID001522	RFH Tantalum Smeltry Co., Ltd.
CID001769	Solikamsk Magnesium Works OAO
CID001869	Taki Chemical Co., Ltd.
CID001891	Telex Metals
CID001969	Ulba Metallurgical Plant JSC
CID002492	Hengyang King Xing Lifeng New Materials Co., Ltd.
CID002504	D Block Metals, LLC
CID002505	FIR Metals & Resource Ltd.
CID002506	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.
CID002508	XinXing HaoRong Electronic Material Co., Ltd.
CID002512	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.
CID002539	KEMET Blue Metals
CID002544	H.C. Starck Co., Ltd.
CID002545	H.C. Starck Tantalum and Niobium GmbH
CID002547	H.C. Starck Hermsdorf GmbH
CID002548	H.C. Starck Inc.
CID002549	H.C. Starck Ltd.
CID002550	H.C. Starck Smelting GmbH & Co. KG
CID002557	Global Advanced Metals Boyertown
CID002558	Global Advanced Metals Aizu
CID002568	KEMET Blue Powder
CID002707	Resind Ind e Com Ltda.
CID002842	Jiangxi Tuohong New Raw Material
CID003402	CP Metals Inc.
CID000228	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.
CID000292	Alpha Metals Korea Ltd.
CID000402	Dowa Metaltech Co., Ltd.
CID000438	Empressa Nacional de Fundiciones (ENAF)
CID000448	Estanho de Rondônia S.A.
CID000468	Fenix Metals
CID000538	Gejiu Non-Ferrous Metal Processing Co., Ltd.
CID000555	Gejiu Zi-Li
CID000760	Huichang Shun Tin Kam Industries, Ltd.
CID000942	Kai Unita Trade Limited Liability Company
CID001070	Guang Xi Liu Zhou

CID001105	MSC
CID001142	Metallic Resources, Inc.
CID001173	Mineracao Taboca SA
CID001182	Minsur
CID001191	Mitsubishi Materials Corporation
CID001231	Nankang Nanshan Tin Manufactory Co., Ltd.
CID001314	O.M. Manufacturing (Thailand) Co., Ltd.
CID001337	Operaciones Metalúrgicas S.A.
CID001453	PT Mitra Stania Prima
CID001460	PT Refined Bangka Tin
CID001477	PT Tambang Timah
CID001482	Mentok Smelter
CID001539	Rui Da Hung
CID001758	Soft Metais Ltda.
CID001898	Thai Solder Industry Corp., Ltd.
CID001908	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.
CID002036	White Solder Metalurgica
CID002158	Gejiu City Datun Chengfeng Smelter
CID002180	Yunnan Tin Company Limited
CID002468	Magnu's Minerais Metais e Ligas Ltda.
CID002500	Melt Metais e Ligas S.A.
CID002517	O.M. Manufacturing Philippines, Inc.
CID002572	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company
CID002573	Nghe Tinh Non-Ferrous Metals Joint Stock Company
CID002574	Tuyen Quang Non-Ferrous Metals Joint Stock Company
CID002703	An Vinh Joint Stock Mineral Processing Company
CID002706	Resind Indústria e Comércio Ltda.
CID002756	Super Ligas
CID002773	Metallo Belgium N.V.
CID002774	Metallo Spain S.L.U.
CID002834	Thai Nguyen Mining and Metallurgy Co., Ltd.
CID002844	HuiChang Hill Tin Industry Co., Ltd.
CID002848	Gejiu Fengming Metallurgy Chemical Plant
CID002849	Guanyang Guida Nonferrous Metal Smelting Plant
CID002858	Modeltech Sdn Bhd
CID003116	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.
CID003190	Chifeng Dajingzi Tin Industry Co., Ltd.
CID003208	Pongpipat Company Limited
CID003325	Tin Technology & Refining
CID003356	Dongguan CiEXPO Environmental Engineering Co., Ltd.
CID003379	Ma'anshan Weitai Tin Co., Ltd.
CID003397	Yunnan Yunfan Non-ferrous Metals Co., Ltd.

CID003409	Precious Minerals and Smelting Limited
CID000004	A.L.M.T. Corp.
CID000105	Kennametal Huntsville
CID000218	Guangdong Xianglu Tungsten Co., Ltd.
CID000258	Chongyi Zhangyuan Tungsten Co., Ltd.
CID000499	Fujian Jinxin Tungsten Co., Ltd.
CID000568	Global Tungsten & Powders Corp. (GTP)
CID000766	Hunan Chenzhou Mining Group Co., Ltd.
CID000769	Hunan Chunchang Nonferrous Metals Co., Ltd.
CID000825	Japan New Metals Co., Ltd.
CID000875	Jiangxi Tungsten Industry Group Co. Ltd.
CID000966	Kennametal Fallon
CID001889	Tejing (Vietnam) Tungsten Co., Ltd.
CID002044	WBH,Wolfram [Austria]
CID002082	Xiamen Tungsten Co., Ltd.
CID002095	Shaoguan Xinhai Rendan Tungsten Industry Co. Ltd
CID002313	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.
CID002315	Ganzhou Jiangwu Ferrotungsten Co., Ltd.
CID002316	Jiangxi Yaosheng Tungsten Co., Ltd.
CID002317	Jiangxi Xinsheng Tungsten Industry Co., Ltd.
CID002318	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.
CID002319	Malipo Haiyu Tungsten Co., Ltd.
CID002320	Xiamen Tungsten (H.C.) Co., Ltd.
CID002321	Jiangxi Gan Bei Tungsten Co., Ltd.
CID002494	Ganzhou Seadragon W & Mo Co., Ltd.
CID002502	Asia Tungsten Products Vietnam Ltd.
CID002513	Chenzhou Diamond Tungsten Products Co., Ltd.
CID002541	H.C. Starck Tungsten GmbH
CID002542	H.C. Starck Smelting GmbH & Co. KG
CID002543	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC
CID002551	Jiangwu H.C. Starck Tungsten Products Co., Ltd.
CID002579	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji
CID002589	Niagara Refining LLC
CID002645	Ganzhou Haichuang Tungsten Co., Ltd.
CID002647	Jiangxi Dayu Longxintai Tungsten Co., Ltd.
CID002649	Hydrometallurg, JSC
CID002724	Unecha Refractory metals plant
CID002827	Philippine Chuangxin Industrial Co., Inc.
CID002830	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.
CID002833	ACL Metais Eireli
CID002843	Woltech Korea Co., Ltd.
CID002845	Moliren Ltd.
CID003182	Hunan Litian Tungsten Industry Co., Ltd.

CID003388	KGETS Co., Ltd.
CID003401	Fujian Ganmin RareMetal Co., Ltd.
CID003407	Lianyou Metals Co., Ltd.
CID003408	JSC "Kirovgrad Hard Alloys Plant"
CID002290	SAFINA A.S.
CID003424	Eco-System Recycling Co., Ltd. North Plant
CID003425	Eco-System Recycling Co., Ltd. West Plant
CID000306	CV Gita Pesona
CID000309	PT Aries Kencana Sejahtera
CID000313	PT Premium Tin Indonesia
CID000315	CV United Smelting
CID001399	PT Artha Cipta Langgeng
CID001402	PT Babel Inti Perkasa
CID001406	PT Babel Surya Alam Lestari
CID001419	PT Bangka Tin Industry
CID001421	PT Belitung Industri Sejahtera
CID001428	PT Bukit Timah
CID001434	PT DS Jaya Abadi
CID001448	PT Karimun Mining
CID001457	PT Panca Mega Persada
CID001458	PT Prima Timah Utama
CID001463	PT Sariwiguna Binasentosa
CID001468	PT Stanindo Inti Perkasa
CID001471	PT Sumber Jaya Indah
CID001490	PT Tinindo Inter Nusa
CID001493	PT Tommy Utama
CID002455	CV Venus Inti Perkasa
CID002478	PT Tirus Putra Mandiri
CID002503	PT ATD Makmur Mandiri Jaya
CID002530	PT Inti Stania Prima
CID002570	CV Ayi Jaya
CID002592	CV Dua Sekawan
CID002593	PT Rajehan Ariq
CID002776	PT Bangka Prima Tin
CID002816	PT Sukses Inti Makmur
CID002829	PT Kijang Jaya Mandiri
CID002835	PT Menara Cipta Mulia
CID002870	PT Lautan Harmonis Sejahtera
CID003205	PT Bangka Serumpun
CID003381	PT Rajawali Rimba Perkasa
CID003410	Gejiu City Fuxiang Industry and Trade Co., Ltd.
CID000281	CNMC (Guangxi) PGMA Co., Ltd.
CID002847	Power Resources Ltd.

MINE COUNTRY LOCATIONS AS REPORTED AT A COMPANY LEVEL BY SUPPLIERS TO VISTEON

AUSTRALIA
AUSTRIA
INDONESIA
BELGIUM
BOLIVIA
BRAZIL
BURUNDI*
CANADA
CHILE
CHINA
DRC*
ESTONIA
ETHIOPIA
FRANCE
GERMANY
INDIA
INDONESIA
ITALY
JAPAN
KAZAKHSTAN
KOREA
KYRGYZSTAN
MALAYSIA
MEXICO
MOZAMBIQUE
NAMIBIA
NEW ZEALAND
NIGERIA
PERU
POLAND
PORTUGAL
RUSSIA
RWANDA*
SAUDI ARABIA
SIERRA LEONE
SINGAPORE
SOUTH AFRICA
SOUTH KOREA
SPAIN
SWEDEN

SWITZERLAND
THAILAND
TURKEY
UGANDA*
UNITED STATES OF AMERICA
UZBEKISTAN
VIETNAM
ZIMBABWE

*The DRC or Covered Country